Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                             ----------------------

Your Event
c/o Law Offices of Thomas C. Cook
500 N. Rainbow Blvd., Suite 300
Las Vegas, NV  89107

Attn:  Mr. Thomas Cook, Esq., Escrow Agent

       Re:  Prospectus, dated ______________ 200_

Dear Mr. Cook:

The undersigned investor ("Investor") in this Subscription Agreement ("Agreement") hereby acknowledges receipt of the prospectus ("Prospectus"), dated __________________, 200_ of YOUR EVENT, a Nevada corporation, and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus. The Investor agrees that this Agreement is subject to availability and acceptance by YOUR EVENT.

The Investor hereby subscribes for ____________ shares of YOUR EVENT 's common stock ("Common Stock") at $0.005 per share, for an aggregate purchase price of $____________. Enclosed is the Investor's check made payable to "Thomas C. Cook Client Trust Account," with YOUR EVENT written on the reference line of the check. The check is to be sent care of Thomas C. Cook, Esq. at the above listed address for the Company.

The Investor hereby acknowledges that Thomas C. Cook Client Trust Account is acting solely as escrow holder in connection with the offering of Common Stock and Mr. Thomas C. Cook, Esq. makes no recommendation with respect to this offering or any person or entity involved in the offering.

Accepted and Agreed:

                                        ________________________________________
Signature of Investor

                                        ________________________________________
Print Full Name

                                        ________________________________________
Street Address

                                        ________________________________________
City, State, Zip

                                        ________________________________________
Area Code and Telephone Number

                                        ________________________________________
Social Security Number

Accepted and Agreed:

YOUR EVENT

                                        By:_____________________________________
   Marilyn Montgomery
   President